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                                                                    Exhibit 23.1


                         CONSENT OF KOST FORER & GABBAY,
                    A MEMBER OF ERNST & YOUNG INTERNATIONAL,
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58060 of DSP Group, Inc. on Form S-3 and related Prospectus for the registration of 161,433 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, (except for Note 9, as to which the date is February 14, 2001) with respect to the consolidated financial statements and schedules of DSP Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        /s/ KOST FORER & GABBAY
                                        -----------------------
                                        KOST FORER & GABBAY
                                        Certified Public Accountants (Israel)
                                        A member of Ernst & Young International

Tel Aviv, Israel
April 17, 2001